EXHIBIT 10.14

                                    AGREEMENT

         THIS AGREEMENT is entered into this 3rd day of December, 2005 by and between DAVID AUBEL (hereinafter referred to as "AUBEL") and VIDEO WITHOUT BOUNDARIES, INC., a Florida Corporation (hereinafter referred to as "VIDEO");

         WHEREAS, DAVID AUBEL has a substantial outstanding indebtedness from VIDEO;

         WHEREAS, AUBEL has the right to convert stock against the outstanding debt at one ($.01) cent per share based upon monies due and owing;

         WHEREAS, the parties wish to limit the ability of AUBEL to convert his outstanding debt to future stock and to modify the value of conversion in the third and fourth quarter on shares already converted in 2005 as well as modify the terms and condition of conversion subsequent hereto;

         NOW THEREFORE, in consideration of the foregoing, and Ten ($10.00) Dollars in hand paid by each party hereto unto the other, and other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby jointly and severally acknowledged, and the covenants, promises, representations, guarantees and the agreements herein contained;

         IT IS MUTUALLY AGREED by and between the Parties hereto as follows:

         1. The above recitals are true and correct.

         2. For any and all distributions or conversions of shares of stock in 2005, the conversion rate shall be as follows:

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         A.       For the first and second quarter of 2005, the amount
                  attributable to the conversion rate shall be at one ($.01) cent per share;

         B. For third quarter, conversion of debt to shares of stock shall be at twenty (20%) percent of the then closing price on the date of conversion;

         C. For the fourth quarter of 2005 and any subsequent time therein, any conversion shall be at forty (40%) percent of the then closing price of the stock on the date of conversion;

         D. Additionally, AUBEL, in the future and from this day forward, shall be limited to convert 3% of the outstanding debt to stock in any one quarter from the date of this Agreement.

         3. This Agreement is entered into freely and there are no oral representations made and the parties are relying only on the written representations contained herein in executing this Agreement. Signed this 3rd day of December, 2005.

                                                  VIDEO WITHOUT BOUNDARIES, INC
         /s/ David Aubel                          /s/ Jeffrey Harrell
         --------------------                     -------------------------
         DAVID AUBEL                              by: Jeffrey Harrell
                                                      As President & CEO

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